UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2021

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 5, 2021, Nielsen Holdings plc (the “Company” or “Nielsen”), completed the previously announced sale of the Company’s Global Connect business (such business, “Global Connect,” and the sale of Global Connect, the “Transaction”), pursuant to the Stock Purchase Agreement, dated as of October 31, 2020 (the “Stock Purchase Agreement”), by and among the Company, Indy US Bidco, LLC (“US Purchaser”) and Indy Dutch Bidco B.V. (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser, collectively, “Purchaser”), affiliates of Advent International Corporation (“Advent”). Pursuant to the Stock Purchase Agreement, Purchaser acquired Global Connect by means of a sale of the equity interests of certain subsidiaries held by the Company, which operate Global Connect, for (i) $2.7 billion in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and (ii) a warrant to purchase equity interests in the company that will own Global Connect.

Subsequent to the closing of the Transaction, the Company will no longer consolidate the financial results of the Global Connect segment and instead will report the financial results of the Global Connect segment as discontinued operations for all periods presented.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective as of the closing of the Transaction, Karthik Rao, the Chief Operating Officer of Global Media, became the Chief Operating Officer of the Company.

Mr. Rao, age 47, has served at the Company for over twenty years in a variety of leadership roles spanning the U.S., Middle East and Asia. Mr. Rao was the Chief Operating Officer of Global Media from February 2020 to March 5, 2021, and, prior to that, he served as Chief Product & Technology Officer of Global Media where he led the International Media product and technology teams. Previously Mr. Rao was the President of Nielsen Portfolio, where he led the Nielsen Entertainment, Nielsen Gracenote, Nielsen Brandbank and Nielsen Telecom businesses across all global markets. He led Gracenote during its acquisition and integration by Nielsen. Prior to Gracenote, he served as President, Expanded Verticals, and led the teams serving the Company’s advertiser and agency clients. Earlier in his career, Mr. Rao was Executive Vice President of Digital Enablement, where he oversaw a global transformation program. He also led Nielsen’s Media Analytics business, which delivers deep analytical insights that help media companies with their ad sales and programming activities. As head of Nielsen China, Mr. Rao oversaw the Company’s initiatives towards China becoming one of the fastest growing markets for Nielsen. Mr. Rao also serves on the board of directors of Blucora. Mr. Rao began his career as an account executive at Ogilvy & Mather in India.

In connection with Mr. Rao’s promotion, the Compensation Committee of the Board of Directors of the Company (the “Board”) approved the increase of Mr. Rao’s long-term incentives by $400,000 from $800,000 to $1,200,000.

Each of the equity awards granted to Mr. Rao will be subject to the terms and conditions of the 2019 Nielsen Stock Incentive Plan and the applicable award agreements and will have termination provisions that are generally consistent with the Company’s prior equity grants to executive officers.

Mr. Rao will be eligible to participate in the Company’s U.S. Severance Policy for Section 16 Officers and Senior Executives and will be subject to applicable requirements in accordance with the Company’s share ownership guidelines.

There are no arrangements or understandings between Mr. Rao and any other persons pursuant to which Mr. Rao was selected as Chief Operating Officer of the Company. Mr. Rao does not have any family relationship with any director or executive officer of the Company, nor does he have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer, Global Connect and Director; Entry into Separation Agreement

On March 5, 2021, in connection with the closing of the Transaction, the Company accepted the resignation of David Rawlinson, the Chief Executive Officer of Global Connect, effective as of the closing of the Transaction. In connection with the Company’s Articles of Association, Mr. Rawlinson ceased to be a director of the Company once he was no longer an employee of the Company. Mr. Rawlinson’s departure from the Board was not a result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Rawlinson for his contributions to the Company during his tenure as an officer and director of the Company.

In connection with Mr. Rawlinson’s resignation, the Company and AIPAVE & Cy SCSp, a Luxembourg special limited partnership and an affiliate of Advent, entered into a Separation Agreement and Release with Mr. Rawlinson, dated as of March 5, 2021 (the “Separation Agreement”), pursuant to which Mr. Rawlinson will separate from the Company and no longer serve as Chief Executive Officer of Global Connect, effective as of March 5, 2021. Pursuant to the terms of the Separation Agreement, Mr. Rawlinson will be entitled to receive an aggregate amount equal to two times the sum of his annual base salary and target annual bonus (the “Cash Severance”), payable over the course of 104 weeks in accordance with Global Connect’s standard payroll practices. Mr. Rawlinson will also be receive a lump-sum payment of $263,014; which equals a pro rata portion of his target bonus for calendar year 2021 (the “2021 Pro-Rata Bonus”) and accelerated vesting of restricted stock units covering a total of 94,376 Company shares. Such payments and benefits are subject to Mr. Rawlinson’s execution of an irrevocable release of general claims against the Company. Pursuant to the Separation Agreement, Mr. Rawlinson is subject to non-competition and non-solicitation covenants for two years following his departure, as well as perpetual confidentiality and non-disparagement covenants. Pursuant to the Separation Agreement, AIPAVE & Cy SCSp is responsible for 50% of the Cash Severance and 100% of the 2021 Pro-Rata Bonus. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

Warrant

In accordance with the terms of the Stock Purchase Agreement, at the closing of the Transaction, VNU International B.V., a wholly owned subsidiary of the Company (the “Holder”), entered into a Warrant (the “Warrant”) with AI PAVE Dutchco I B.V., an affiliate of Purchaser that will own Global Connect, pursuant to which the Holder was issued a warrant to acquire shares of the Issuer. The terms of the Warrant are summarized in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 23, 2020, which description is incorporated herein by reference. The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Press Release

On March 5, 2021, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated by reference herein.

Debt Repayment

The Company expects to use proceeds from the Transaction to: (i) redeem in full the $150 million outstanding aggregate principal amount of its 5.500% Senior Notes due 2021, issued pursuant to that certain Indenture, dated as of September 27, 2013, between The Nielsen Company (Luxembourg) S.ar.l., as issuer, and Deutsche Bank Trust Company Americas, as trustee, (ii) redeem in full the $825 million outstanding aggregate principal amount of its 5.000% Senior Notes due 2022, issued pursuant to that certain Indenture, dated as of April 11, 2014, between Nielsen Finance LLC and Nielsen Finance Co., as issuers, and Delaware Trust Company, as trustee, (iii) prepay in part the senior secured term loan facilities under the Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, among Nielsen Finance LLC, TNC (US) Holdings Inc., Nielsen Holding and Finance B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A. as administrative agent (as amended, restated, supplemented or otherwise modified from time to time) and (iv) prepay in part the senior secured term loan facilities under the Credit Agreement, dated as of June 4, 2020, among Nielsen Finance LLC, Nielsen Holding and Finance B.V., the guarantors from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

Forward-Looking Statements

This communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the sale by Nielsen of our Global Connect business, or Nielsen IQ, to affiliates of Advent International Corporation, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Item 9.01	Financial Statements and Exhibits

(b)     Pro forma financial statements

The unaudited pro forma condensed consolidated financial information of Nielsen for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018 as required by Item 9.01(b) are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Exhibit Description

Exhibit 2.1	Stock Purchase Agreement by and among Nielsen Holdings plc, Indy US Bidco, LLC and Indy Dutch Bidco B.V., dated as of October 31, 2020 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nielsen Holdings plc with the Securities and Exchange Commission on November 2, 2020).

Exhibit 10.1	Separation Agreement and Release by and among David Rawlinson, Nielsen Holdings plc, AIPAVE & Cy SCSp, dated as of March 5, 2021.

Exhibit 10.2	Warrant by and between VNU International B.V. and AI PAVE Dutchco I B.V., dated as of March 5, 2021.

Exhibit 99.1	Press Release of Nielsen Holdings plc, dated as of March 5, 2021.

Exhibit 99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary

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